Exhibit 10.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of August 27, 2021, is made by AIPHARMA LIMITED, a company formed under the laws of the British Virgin Islands (“Grantor”) in favor of ADITXT, INC., a Delaware corporation (“Secured Party”), with reference to the following facts:

RECITALS

A. Secured Party extended certain financial accommodations to AIPHARMA GLOBAL HOLDINGS LLC, a Delaware limited liability company, AIPHARMA HOLDINGS LIMITED, a company formed under the laws of the British Virgin Islands and AIPHARMA ASIA LIMITED, a company formed under the laws of Hong Kong (individually and collectively, “Company”), pursuant to the Secured Credit Agreement, of even date herewith (as amended, the “Credit Agreement”).

B. Grantor has directly benefited from the financial accommodations provided to Company and, in order to induce Lender to provide such accommodations, Grantor has agreed to grant to Secured Party a continuing security interest in the Collateral (defined below) in order to secure the prompt and complete payment, observance and performance of the Obligations (defined below).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and incorporating the recitals set forth above, Grantor hereby jointly and severally represents, warrants, covenants, agrees, assigns and grants as follows:

1.	Definitions. Terms defined in the Delaware Uniform Commercial Code (the “UCC”) and not otherwise defined in this Agreement shall have the meanings defined for those terms in the UCC. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Collateral” means and includes all present and future right, title and interest of Grantor in or to any of the following assets to the maximum extent permitted by applicable law:

(1)	accounts;

(2)	dividends and distributions, including, without limitation dividends and distributions payable by G Response Aid FZCO;

(3)	all books and records, proceeds and products of the foregoing.

“Event of Default” shall occur upon the occurrence of an “Event of Default” under the Credit Agreement.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

“Loan Documents” has the meaning given to it in the Credit Agreement.

“Obligations” has the meaning given to it in the Credit Agreement.

“Person” means any individual, corporation, joint venture, limited liability company, partnership, trust, unincorporated organization or governmental entity or agency.

“Shareholder Direction” means the Direction Regarding Payment of Dividends attached as Exhibit A.

2.	Security Agreement. For valuable consideration, Grantor hereby assigns and pledges to Secured Party, and grants to Secured Party a security interest in, all presently existing and hereafter acquired Collateral, as security for the timely payment and performance of the Obligations. Grantor authorizes Secured Party to file on behalf of Grantor any financing statement, amendment thereto or continuation thereof.

3.	Rights Upon Event of Default. Upon the occurrence of an Event of Default, Lender may from time to time, without notice of election and without demand, enter upon any premises where Collateral is located; and exercise any or all rights and remedies available under the Loan Documents, at law and/or in equity including, without limitation, the rights and remedies of a secured party under the UCC. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided by Law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any default on Grantors’ part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence. Without limiting the foregoing, upon the occurrence of an Event of Default, Lender is authorized to deliver the Shareholder Direction to G Response Aid FZCO.

4.	Waivers and Consents. Grantor consents and agrees that Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability of this Agreement:

a)	supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof;

b)	supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or the Loan Documents or any additional guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

c)	accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

d)	accept partial payments on the Obligations;

e)	release Company, any guarantor or any other Person from any liability with respect to the Obligations or any part thereof;

f)	settle, release on terms satisfactory to Secured Party or by operation of applicable laws or otherwise liquidate or enforce any Obligations or guaranty therefor in any manner; and

g)	consent to the merger, change or any other restructuring or termination of the corporate existence of Company, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Grantor.

Secured Party may enforce this Agreement independently of any other remedy Secured Party at any time may have or hold in connection with the Obligations, and it shall not be necessary for Secured Party to marshal assets in favor of Grantor or any other Person or to proceed upon or against and/or exhaust any remedy before proceeding to enforce this Agreement. Grantor expressly waives, any right to require Secured Party to marshal assets in favor of Grantor or any other Person or to proceed against any other Person, and agrees that Secured Party may proceed against any Person in such order as it shall determine in its sole and absolute discretion. Secured Party may file a separate action or actions against Company and Grantor, whether action is brought or prosecuted with respect to any other Person, or whether any other Person is joined in any such action or actions. Grantor agrees that Secured Party and Company and any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting this Agreement. Secured Party’s rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Secured Party upon the bankruptcy, insolvency or reorganization of Company or any other Person or otherwise, all as though such amount had not been paid. The enforceability of this Agreement at all times shall remain effective even though the Obligations, including any part thereof may be or hereafter may become invalid or otherwise unenforceable as against Company or any other Person and whether or not Company or any other Person shall have any personal liability with respect thereto. Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of Company or any other Person with respect to the Obligations, (ii) the cessation for any cause whatsoever of the liability of Company or any other Person (other than by reason of the full payment and performance of all Obligations), (iii) any failure of Secured Party to marshal assets in favor of Grantor or any other Person, (iv)  any act or omission of Secured Party or others that directly or indirectly results in or aids the discharge or release of Company or any other Person or the Obligations, (v) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (vi) any failure of Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, or (vii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding. Except as provided herein, Grantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations, except for those arising from or relating to the gross negligence or willful misconduct of Secured Party.

5.	Condition of Company. Grantor represents and warrants to Secured Party that it has established adequate means of obtaining from the Company, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its assets, and Grantor now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of the Company and its assets. Grantor hereby expressly waives and relinquishes any duty on the part of Secured Party to disclose to Grantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the Company and its assets, whether now known or hereafter known by Secured Party during the life of this Agreement. With respect to any of the Obligations, Secured Party need not inquire into the powers of Company, or the officers or employees acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

6.	Waiver of Rights of Subrogation. Until all of the Obligations have been paid and performed in full, notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which Grantor is a party, Grantor hereby waives with respect to the Company, its successors and assigns (including any surety) and any other Person any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to indemnity, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which Grantor may have or hereafter acquire against Company in connection with or as a result of Grantor’s execution, delivery and/or performance of this Agreement or any other Loan Document to which Grantor is a party.

7.	Waiver of Discharge. Without limiting the generality of the foregoing, Grantor hereby waives discharge by waiving all defenses based on suretyship or impairment.

8.	Understandings with Respect to Waivers and Consents. Grantor warrants and agrees that each of the waivers and consents set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Company, Secured Party or others and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

9.	Miscellaneous Provisions. Article VIII of the Credit Agreement is hereby incorporated herein by this reference except that each reference therein to Borrower therein shall instead refer to Grantor mutatis mutandis. Without limiting the foregoing, Grantor agrees that this Agreement shall be interpreted in accordance with Delaware law and that any dispute will be determined by and arbitral tribunal in accordance with Section 8.09(c) of the Credit Agreement on the “side” of the Borrower.

[Signature page follows]

IN WITNESS WHEREOF, Grantor has executed this Agreement by its duly authorized officer as of the date first written above.

“Grantor”

AIPHARMA LIMITED, a company formed under the laws of the British Virgin Islands

By:	/s/ Alessandro Gadotti
Name:	Alessandro Gadotti
Title:	Authorized Representative

Acknowledged and accepted:

“Secured Party”

ADITXT, INC., a Delaware corporation

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer